Exhibit 5.1

February 19, 2010

Active Power, Inc.

2128 W. Braker Lane, BK12

Austin, Texas 78758

Re:	Active Power, Inc. – Final Prospectus Filed Pursuant to Rule 424(b)

Ladies and Gentlemen:

We have acted as counsel to Active Power, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to 13,229,500 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-163301) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and declared effective on December 21, 2009, the related prospectus dated December 21, 2009 (the “Base Prospectus”), the prospectus supplement dated February 18, 2010 relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Preliminary Prospectus Supplement”) and the prospectus supplement dated February 19, 2010 relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Final Prospectus Supplement”). (The Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement are collectively referred to as the “Prospectus.”) We are delivering this supplemental opinion letter in connection with the sale of the Shares pursuant to the Prospectus. We understand that the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

Active Power, Inc.

Final Prospectus Filed Pursuant to Rule 424(b)

February 19, 2010

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Attorneys at our Firm are admitted to the practice of law in the State of Texas, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation